PREMIER SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(Effective as of 12/1/14)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the
Premier Shares will
consist of sales and
shareholder servicing by
financial intermediaries.
The principal underwriter
and financial
intermediaries may
receive payments for
distribution and/or
administrative services
under a Rule 12b-1 Plan
and financial
intermediaries may also
receive shareholder
service fees for services
provided.  In connection
with this basic
arrangement, Premier
Shares will bear the
following fees and
expenses:

Fees and
Expenses
Maximu
m
Amount
Allocated
Premier
Shares
Sales Load
None
Contingent
Deferred
Sales
Charge
("CDSC")
None
Shareholde
r Service
Fee
Up to 25
basis
points
(0.25%)
of the
average
daily net
asset
value
12b-1 Fee
As set
forth in
the
attached
Schedule
Other
Expenses
Itemized
expenses
incurred
by the
Fund with
respect to
holders of
Premier
Shares as
described
in Section
3 of the
Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-
3, Premier Shares have
the following conversion
rights and exchange
privileges at the election
of the shareholder:

Conversi
on
Rights:
None
Exchange
Privilege:
Premier
Shares may
be
exchanged
for Shares
of any
other
Federated
fund or
share class
that does
not have a
stated sales
charge or
contingent
deferred
sales
charge,
except
Federated
Liberty
U.S.
Governmen
t Money
Market
Trust and
Class R
Shares.  To
do this,
shareholder
s must: (i)
ensure that
the account
registration
s are
identical;
(ii) meet
any
applicable
minimum
initial
investment
requiremen
ts; and (iii)
receive a
prospectus
for the fund
into which
they wish
to
exchange.

An exchange will be
treated as a redemption
and a subsequent
purchase, and will be a
taxable transaction.
Exchange privileges may
be modified or terminated
at any time.
?
SCHEDULE OF
FUNDS
OFFERING PREMIER
SHARES

The Funds set
forth on this
Schedule each
offer Premier
Shares on the
terms set forth in
the Premier
Shares Exhibit to
the Multiple
Class Plan, in
each case as
indicated below.
The 12b-1 fees
indicated are the
maximum
amounts
authorized based
on the average
daily net asset
value.  Actual
amounts accrued
may be less.

Multiple Class Company
Series
12b-1 Fee


Money Market Obligations Trust:
Federated Government Obligations Fund

None